Registration No. 333-92665
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ____________________________

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                               GARDENBURGER, INC.
             (Exact name of registrant as specified in its charter)

            Oregon                                        93-0886359
 (State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                         15615 Alton Parkway, Suite 350
                            Irvine, California 92618
                            Telephone (949) 255-2000
          (Address and telephone number of principal executive offices)

                               GARDENBURGER, INC.
                           401(k) PROFIT SHARING PLAN
                            (Full title of the plan)

                             Robert T. Trebing, Jr.
                Senior Vice President and Chief Financial Officer
                               Gardenburger, Inc.
                         15615 Alton Parkway, Suite 350
                            Irvine, California 92618
                            Telephone (949) 255-2000
           (Name, address, and telephone number of agent for service)

                           TERMINATION OF REGISTRATION

      This Post-Effective Amendment No. 1 is filed to terminate Registration Statement No. 333-92665 filed by Gardenburger, Inc. on December 13, 1999, because all shares of Common Stock of Gardenburger, Inc., registered hereunder and offered for sale under the subject plan have been sold and no additional shares of such Common Stock will be offered or sold after the date hereof.








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


                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, state of California, on the 3rd day of March, 2004.

                                    GARDENBURGER, INC.
                                    (Registrant)


                                    By   /s/ Robert T. Trebing, Jr.
                                         ---------------------------------------
                                         Robert T. Trebing, Jr.
                                         Senior Vice President and
                                         Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 3rd day of March, 2004.

        Signature                             Title


/s/ Scott C. Wallace                Director,   Chairman,  President  and  Chief
---------------------------         Executive   Officer   (Principal   Executive
Scott C. Wallace                    Officer and Director)

/s/ Robert T. Trebing, Jr.          Senior Vice  President  and Chief  Financial
---------------------------         Officer (Principal  Financial and Accounting
Robert T. Trebing, Jr.              Officer)

/s/ Kyle A. Anderson                Director
---------------------------
Kyle A. Anderson

/s/ Charles E. Bergeron             Director
---------------------------
Charles E. Bergeron

/s/ Alexander P. Coleman            Director
---------------------------
Alexander P. Coleman

/s/ Richard L. Mazer                Director
---------------------------
Richard L. Mazer

/s/ Kevin M. Reilly                 Director
---------------------------
Kevin M. Reilly

/s/ Paul F. Wenner                  Founder and Director
---------------------------
Paul F. Wenner


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


      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Gardenburger, Inc., 401(k) Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, state of California, on the 3rd day of March, 2004.

                                    GARDENBURGER, INC., 401(k) PROFIT
                                    SHARING PLAN


                                    By: /s/ Robert T. Trebing, Jr.
                                        ----------------------------------------
                                        Robert T. Trebing, Jr.
                                        Representative of Plan Administrator







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